UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report  (Date Of Earliest Event Reported):  June 5, 2003

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota  55344

(Address of principal executive offices, including zip code)

(952) 938-8080

(Registrant’s telephone number, including area code)

Item 9.                                 Regulation FD Disclosure

On June 5, 2003 an analyst reported that based on discussions with the Chief Financial Officer of ADC Telecommunications, Inc. (the “Company”), “[o]ne month into its [fiscal third quarter ending July 31, 2003] management indicated FQ3 is tracking to be about flat sequentially.”  The Company is furnishing this 8-K to reiterate its revenue outlook given in its May 21, 2003 earnings release, in which it indicated it expects revenues for the third fiscal quarter to be around $190 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC. (Registrant)

Date: June 5, 2003	By:	/s/ Robert E. Switz
Robert E. Switz Executive Vice President and Chief Financial Officer